UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-A

FOR REGISTRATION OF CERTAIN CLASSES OF SECURITIES

PURSUANT TO SECTION 12(B) OR 12(G)

OF THE SECURITIES EXCHANGE ACT OF 1934

FIRST NBC BANK HOLDING COMPANY

(Exact name of registrant as specified in its charter)

Louisiana	14-1985604
(State of incorporation or organization)	(I.R.S. Employer Identification Number)

210 Baronne Street

New Orleans, Louisiana 70112

(Address of principal executive officers and zip code)

Securities to be registered pursuant to Section 12(b) of the Act:

Title of each class to be so registered	Name of each exchange on which each class is to be so registered
Common stock, $1.00 par value	The NASDAQ Stock Market LLC

If this form relates to the registration of a class of securities pursuant to Section 12(b) of the Exchange Act and is effective pursuant to General Instruction A.(c), check the following box.  ☒

If this form relates to the registration of a class of securities pursuant to Section 12(g) of the Exchange Act and is effective pursuant to General Instruction A.(d), check the following box.  ☐

Securities Act registration statement file number to which this form relates:

333-187787 (if applicable)

Securities to be registered pursuant to Section 12(g) of the Act:

None

ITEM 1.	DESCRIPTION OF REGISTRANT’S SECURITIES TO BE REGISTERED.

First NBC Bank Holding Company (the “Registrant”) hereby incorporates by reference the description of its common stock, $1.00 par value per share, to be registered hereunder contained under the heading “Description of Capital Stock” in the Registrant’s Registration Statement on Form S-1 (File No. 333-187787), as originally filed with the Securities and Exchange Commission (the “Commission”) on April 8, 2013, as subsequently amended (the “Registration Statement”), and in the prospectus included in the Registration Statement to be filed separately by the Registrant with the Commission pursuant to Rule 424(b) under the Securities Act of 1933, as amended, which prospectus will be deemed to be incorporated by reference herein.

ITEM 2.	EXHIBITS.

In accordance with the “Instructions as to Exhibits” with respect to Form 8-A, no exhibits are required to be filed as part of this registration statement because no other securities of the Registrant are registered on The NASDAQ Stock Market LLC and the securities registered hereby are not being registered pursuant to Section 12(g) of the Securities Exchange Act of 1934, as amended.

SIGNATURES

Pursuant to the requirements of Section 12 of the Securities Exchange Act of 1934, the Registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized.

Dated: May 7, 2013

FIRST NBC BANK HOLDING COMPANY

By:	/s/ Ashton J. Ryan, Jr.
Ashton J. Ryan, Jr. Chairman, Chief Executive Officer and President

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